UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K/A
Amendment No. 1
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2007
ONYX PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-28298 (Commission File No.)	94-3154463 (IRS Employer Identification No.)
2100 Powell Street
Emeryville, California 94608
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (510) 597-6500
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: This Amendment No. 1 to the Current Report on Form 8-K of Onyx Pharmaceuticals, Inc., originally filed October 4, 2007, amends and restates such original filing to correct certain misstated salary information.
Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Planned Retirement of Chief Executive Officer
     On October 1, 2007, Hollings C. Renton informed Onyx Pharmaceuticals, or Onyx, of his intention to retire as chief executive officer of Onyx in 2008. Mr. Renton indicated that he will continue to serve as chief executive officer until his successor is named and will remain as the chairman of the board following his retirement as chief executive officer. Mr. Renton will also assist in the search for a new chief executive officer.
Appointment of Certain Officers
     On October 1, 2007, the board of directors of Onyx promoted Laura A. Brege, age 50, to serve as executive vice president and chief operating officer of Onyx, effective immediately. Under the terms of Ms. Brege’s promotion, her base salary will be increased to $425,000. At this time, the remaining terms of Ms. Brege’s employment agreement with Onyx will continue unchanged.
     Ms. Brege joined Onyx in June 2006 as executive vice president and chief business officer. In her new role as executive vice president and chief operating officer, Ms. Brege will be responsible for the sales and marketing, medical affairs, legal, and compliance functions of Onyx. From 1999 until joining Onyx, Ms. Brege was a general partner at Red Rock Management, a venture capital firm. Prior to Red Rock, she was the senior vice president and chief financial officer at COR Therapeutics. Earlier in her career, Ms. Brege served as vice president and chief financial officer at Flextronics and vice president and treasurer of The Cooper Companies. Ms. Brege earned her undergraduate degree from Ohio University and has an MBA from the University of Chicago.
     The Board of Directors also approved the promotion of Randy A. Kelley, 51, to serve as senior vice president of sales and marketing of Onyx, effective October 1, 2007. Under the terms of Mr. Kelley’s promotion, his base salary will be increased to $335,000. At this time, the remaining terms of Mr. Kelley’s employment agreement with Onyx will continue unchanged.
     Mr. Kelley, previously vice president of sales, joined Onyx in September 2004. From April 1994 to September 2004, Mr. Kelley served in various senior sales and marketing positions at Chiron Corporation, a biotechnology company, including vice president, North American sales for the company’s biopharmaceutical division, from 2000 to September 2004. Previously, Mr. Kelley was vice president of sales at Immunex Corporation and held various sales management positions at Adria Laboratories. Mr. Kelley earned his B.A. from the University of the Pacific.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONYX PHARMACEUTICALS, INC.
Dated: October 5, 2007	By:	/s/ Gregory W. Schafer
Gregory W. Schafer
Vice President and Chief Financial Officer